Exhibit 99.1

For Immediate Release

Contact:
Jiangbo Pharmaceuticals, Inc.	CCG Investor Relations
Ms. Elsa Sung, CFO	Mr. Crocker Coulson, President
Phone: (954) 727-8435	Phone: (646) 213-1915
E-mail:elsasung@jiangbo.com	E-mail:crocker.coulson@ccgir.com
http:// www.jiangbopharma.com	http://www.ccgirasia.com

Jiangbo Pharmaceuticals Announces
First Quarter Fiscal Year 2010 Results

Laiyang, China, November 17, 2009 – Jiangbo Pharmaceuticals, Inc. (OTC Bulletin Board: JGBO) (“Jiangbo” or the “Company”), a pharmaceutical company with its principal operations in the People's Republic of China, today announced its financial results for its first quarter of fiscal year 2010 ended September 30, 2009.

First Quarter Fiscal Year 2010 Highlights:

•	Revenues were $24.4 million
•	Gross profit was $18.1 million
•	Operating income rose 72.6% year-over-year to $12.7 million compared to $7.3 million in the first quarter of fiscal year 2009
•	Net income was $2.0 million, or $0.18 per fully diluted share
•
Excluding non-cash expenses related to the change in fair value from derivative liabilities of $4.8 million and the amortization of debt discount and debt issuance costs related to convertible debentures of $2.3 million, non-GAAP adjusted net income was $9.1 million, or $0.60 per fully diluted share for the three months ended September 30, 2009, up 128.5% from non-GAAP adjusted net income of $4.0 million, or $0.28 per fully diluted share, for the quarter ended September 30, 2008.*

 “Our first quarter fiscal 2010 results reflect the restructuring of our distribution and sales system, which we began in January 2009,” said Mr. Wubo Cao, Chairman and Chief Executive Officer.  “Although summer is usually the slowest season for our sales, we believe that we were able to still achieve strong growth in our operating income as we efficiently managed our selling and marketing expenses. We believe that our strong cash position will provide us with significant flexibility to pursue continued organic growth and strategic acquisitions.”

First Quarter Results

Total revenue was $24.4 million, an 11.5% decrease compared to $27.6 million for the first quarter of 2009.  While the quantities sold for Clarithromycin sustained-released tablets and Baobaole chewable tablets increased this quarter compared to the same period last year, the decrease in the total revenue was primarily attributable to the decrease of the per unit price by an average of 26% for Clarithromycin sustained-released tablets, Itopride Hydrochloride granules and Baobaole chewable tablets, the Company’s top three selling products, for the period ended September 30, 2009. The three products accounted for approximately 86.5% of total revenue for the quarter.

In January 2009, the Company restructured its distribution and sales system to sell its products primarily through 28 large independent regional distributors and lowered the per unit prices of the three major products to the distributors.  The Company also significantly reduced the commission paid to its sales representatives on those products.

The decrease in the revenue generated from the three major products was partially offset by the increase in revenue from Radix Isatidis dispersible tablets which were first released in the second quarter of fiscal year 2009.  Radix Isatidis dispersible tablets experienced a significant increase in demand caused by H1N1 concerns during the three months ended September 30, 2009.

In the first quarter of fiscal 2010, sales of traditional Chinese medicines (“TCMs”) accounted for 39.2% of total revenues, compared to 26.7% for the comparable period of fiscal 2009.

Gross profit decreased 16.9% to $18.1 million from $21.8 million in the comparable period of fiscal 2009. Gross margin was 74.3%, compared to 79.1% in the first quarter of fiscal 2009, primarily due to the lower unit price charged as a result of the previously mentioned sales network restructuring.

Selling, general and administrative expenses decreased 67.5% to $4.3 million from $13.4 million in the same period of fiscal 2009, primarily because the Company significantly reduced the commissions paid to its sales representatives and better managed its marketing, advertising, and promotional spending.

Operating income rose 72.6% to $12.7 million, as compared to $7.3 million in the same period of fiscal 2009. Operating margin as a percentage of revenue increased 25 percentage points to 52.0% from 26.7% in the same period of fiscal 2009.

Other expenses were $7.4 million compared to $2.2 million for the three months ended September 30, 2008. The increase in other expenses was primarily due to non-cash expenses related to the change in fair value from derivative liabilities of $4.8 million, which the Company did not incur in the prior corresponding period, and the amortization of debt discount and debt issuance costs related to convertible debentures of $2.3 million versus $0.7 million in the prior year period.

Net income was $2.0 million, or $0.18 per fully diluted share, versus $3.1 million, or $0.32 per fully diluted share, in the same period last year.  Excluding non-cash expenses related to the change in fair value from derivative liabilities of $4.8 million and the amortization of debt discount and debt issuance costs related to convertible debentures of $2.3 million, non-GAAP adjusted net income was $9.1 million, or  $0.60 per fully diluted share, for the three months ended September 30, 2009, up 128.5% from non-GAAP adjusted net income of $4.0 million, or $0.28 per fully diluted share, for the quarter ended September 30, 2008.*

*See the reconciliation table at the end of this press release for a reconciliation of net income and EPS to non-GAAP adjusted net income and EPS.

Financial Condition

As of September 30, 2009, the Company had $122.9 million in cash and an additional $14.6 million in restricted cash, as compared to $104.4 million and $7.3 million, respectively, at the end of fiscal 2009. Working capital was $66.3 million versus $99.8 million as of June 30, 2009.  Shareholder’s equity was $90.2 million, as compared to $126.1 million at the end of fiscal 2009.  The decrease in working capital and shareholder’s equity is the result of the reclassification of the Company’s derivative instruments from the equity section to the liability section of the balance sheet.   The Company generated $17.9 million in cash flow from operating activities for the first quarter of fiscal 2010.

Business Outlook and Guidance

While the Company expects its sales from TCMs to continue to grow, its sales from western pharmaceutical medicines will have minimal growth as both Clarithromycin sustained-release tablets and Itopride Hydrochloride granules have entered into their maturity phase.  In terms of its TCM business, the Company expects sales of Radix Isatidis dispersible tablets to remain strong, in part due to the threat posed by the H1N1 flu.  In addition, the Company expects its TCM business to benefit from the renovation of the Hongrui production facility, which is on track and scheduled to be fully online by April 2010.  The Company believes that Hongrui’s TCM products have good sales potential, and some of those products have been classified by the PRC government as appropriate for early treatment of the H1N1 flu. The Company continues to expect that once production has been ramped up, Hongrui’s products should contribute between $4.5 million and $8 million in revenues per year.

The Company anticipates that it will receive final SFDA approval for the production of Felodipine sustained release tablets in the third quarter of fiscal 2010, which is expected to have a gross margin of approximately 85%.

The Company continues to expect revenues for fiscal 2010 of between $96 million and $98 million and operating income of between $42 million and $44 million.  The Company’s current outlook reflects only the drugs that it has in production today and will be subject to update as the Company upgrades its Hongrui production facility, prepares for the introduction of new drugs, and pursues additional opportunities for both organic growth and potential strategic acquisitions.

Mr. Cao concluded, “We continue to remain confident with respect to our future prospects.  We are leveraging our sales network and expect to maximize the contribution of our products that are in their maturity phase.  We believe that our TCM business is healthy, with strong growth in our Radix Isatidis dispersible tablets product.  Additionally, we are looking forward to the full re-opening of our Hongrui production facility in a couple of months.   Overall, we continue to believe that fiscal 2010 will be a transition year for the Company, as we lay the groundwork and make the investments necessary for our next phase of growth.”

Conference Call

Jiangbo Pharmaceuticals, Inc. management will host a conference call at 9:00 a.m. Eastern Time on Wednesday, November 18, 2009, to discuss financial results for the quarter and fiscal year ended September 30, 2009. Mr. Wubo Cao, Chairman and CEO, and Ms. Elsa Sung, CFO, of Jiangbo will host the conference call. To participate in this live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 688-0796. International callers should call +1 (617) 614-4070. The conference passcode is 61681613. A replay of the conference call will be available from Wednesday, November 18, 2009, at 11:00 a.m. Eastern Time for 14 days. To access the replay, call (888) 286-8010. International callers should call +1 (617) 801-6888. The conference passcode is: 46413398.

Use of Non-GAAP Adjusted Financial Information

This press release includes certain financial information, non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share, which are not presented in accordance with GAAP. Non-GAAP adjusted net income was derived by taking net income and adjusting it with non-cash expenses related to the change in fair value from derivative liabilities and the amortization of debt discount and debt issuance costs related to convertible debentures. The Company's management believes that these non-GAAP adjusted measures provide investors with a better understanding of the Company’s historical results from its core business operations. To supplement the Company's condensed consolidated financial statements presented on a non-GAAP adjusted basis, the Company has provided non-GAAP adjusted financial information, which is non-GAAP adjusted net income and non-GAAP adjusted earnings per share, excluding the impact of these items in this press release. The non-GAAP adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP adjusted financial information provided by the Company may also differ from  non-GAAP adjusted information provided by other companies.  A table at the end of this press release provides a reconciliation of the non-GAAP adjusted financial information to the nearest GAAP measure.

About Jiangbo Pharmaceuticals, Inc.

Jiangbo Pharmaceuticals, Inc. is a U.S. public company engaged in the research, development, production, marketing and sales of pharmaceutical products in the People's Republic of China. Its operations are located in Eastern China in an Economic Development Zone in Laiyang City, Shandong province. Jiangbo is a major pharmaceutical company in China producing both western and Chinese herbal-based medical drugs in tablet, capsule, granule, syrup and electuary (sticky syrup) form. http://www.jiangbopharma.com

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to introduce, manufacture and distribute new drugs. Actual results may differ materially from predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company’s ability to obtain raw materials needed in manufacturing, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers and product obsolescence. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

- Financial Statements Follow -

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS GENESIS PHARMACEUTICAL ENTERPRISES, INC.)
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	2009	2008
REVENUES:
Sales	$24,384,054	$27,320,750
Sales - related parties	-	243,843
Total revenues	24,384,054	27,564,593

COST OF SALES
Cost of sales	6,260,399	5,713,059
Cost of sales - related parties	-	54,478
Total cost of sales	6,260,399	5,767,537

GROSS PROFIT	18,123,655	21,797,056

RESEARCH AND DEVELOPMENT EXPENSE	1,099,575	1,097,925

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,341,806	13,351,975

INCOME FROM OPERATIONS	12,682,274	7,347,156

OTHER (INCOME) EXPENSE:
Change in fair value of derivative liabilities	4,821,093	-
Other (income) expense, net	-	914,970
Other income - related parties	(80,636)	(143,950)
Non-operating (income) expense	(152,414)	74,621
Interest expense, net	2,757,178	1,352,794
Loss from discontinued operations	77,208	45,216
Total other expense, net	7,422,429	2,243,651

INCOME BEFORE PROVISION FOR INCOME TAXES	5,259,845	5,103,505

PROVISION FOR INCOME TAXES	3,287,791	1,970,021

NET INCOME	1,972,054	3,133,484

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	152,180	330,641
Unrealized holding gain (loss)	23,544	(1,562,967)

COMPREHENSIVE INCOME	$2,147,778	$1,901,158

BASIC WEIGHTED AVERAGE NUMBER OF SHARES	10,502,527	9,769,329

BASIC EARNINGS PER SHARE	$0.19	$0.32

DILUTED WEIGHTED AVERAGE NUMBER OF SHARES	10,885,535	9,861,671

DILUTED EARNINGS PER SHARE	$0.18	$0.32

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS GENESIS PHARMACEUTICAL ENTERPRISES, INC.)
CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2009	2009
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$122,865,467	$104,366,117
Restricted cash	14,552,640	7,325,000
Investments	758,238	879,228
Accounts receivable, net of allowance for doubtful accounts of $822,469 and $694,370 as of September 30, 2009 and June 30, 2009, respectively	12,138,964	19,222,707
Other receivable - related parties	80,685	-
Inventories	2,762,438	3,277,194
Other receivables	299,998	167,012
Advances to suppliers	370,424	236,496
Financing costs - current	669,692	680,303
Total current assets	154,498,546	136,154,057

PLANT AND EQUIPMENT, net	13,817,279	13,957,397

OTHER ASSETS:
Restricted investments	902,623	1,033,463
Financing costs, net	379,191	556,365
Intangible assets, net	16,662,666	17,041,181
Total other assets	17,944,480	18,631,009

Total assets	$186,260,305	$168,742,463

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,902,884	$6,146,497
Short term bank loans	2,200,500	2,197,500
Notes payable	14,552,640	7,325,000
Other payables	2,678,757	2,152,063
Refundable security deposits due to distributors	4,107,600	4,102,000
Other payables - related parties	284,501	238,956
Accrued liabilities	342,719	1,356,898
Liabilities assumed from reorganization	1,609,208	1,565,036
Derivative liabilities	44,369,176	-
Taxes payable	14,126,847	11,248,226
Total current liabilities	88,174,832	36,332,176

CONVERTIBLE DEBT, net of discount $26,412,221 and $28,493,089 as of September 30, 2009 and June 30, respectively	7,927,779	6,346,911

Total liabilities	96,102,611	42,679,087

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Convertible preferred stock Series A ($0.001 par value; 0 shares issued and outstanding as of September 30, 2009 and June 30, 2009)	-	-
Common stock ($0.001 par value, 22,500,000 and 15,000,000 shares authorized, 10,582,046 and 10,435,099 shares issued and outstanding as of September 30, 2009 and June 30, 2009, respectively)	10,582	10,435
Paid-in-capital	15,285,350	48,397,794
Capital contribution receivable	(11,000)	(11,000)
Retained earnings	64,919,558	67,888,667
Statutory reserves	3,253,878	3,253,878
Accumulated other comprehensive income	6,699,326	6,523,602
Total shareholders' equity	90,157,694	126,063,376
Total liabilities and shareholders' equity	$186,260,305	$168,742,463

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS GENESIS PHARMACEUTICAL ENTERPRISES, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Unaudited)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,972,054	$3,133,484
Loss from discontinued operations	77,208	45,216
Income from continuing operations	2,049,262	3,178,700
Adjustments to reconcile net income to net cash, net of acquisition, provided by operating activities:
Depreciation	196,353	146,694
Amortization of intangible assets	401,533	73,540
Amortization of deferred debt issuance costs	187,785	170,076
Amortization of debt discount	2,080,868	662,551
Loss from issuance of shares in lieu of interest	317,124	-
Bad debt expense	127,073	63,350
Realized gain on marketable securities	(19,065)	(124,523)
Unrealized (gain) loss on marketable securities	(251,004)	1,044,083
Other non-cash settlement	-	(20,000)
Change in fair value of derivative liabilities	4,821,093	-
Stock-based compensation	87,400	23,854
Changes in operating assets and liabilities
Accounts receivable	6,978,550	(1,039,428)
Other receivable - related parties	(80,636)	488,446
Inventories	518,912	851,126
Other receivables	(133,676)	(48,205)
Other receivables - related parties	-	(378,174)
Advances to suppliers and other assets	(132,555)	839,097
Accounts payable	(2,250,601)	188,211
Accrued liabilities	(410,403)	138,310
Other payables	523,435	901,863
Other payables - related parties	45,400	227,135
Liabilities assumed from reorganization	(33,036)	-
Taxes payable	2,861,529	6,289,257
Net cash provided by operating activities	17,885,341	13,675,963

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	498,353	88,743
Purchase of equipment	(37,280)	(19,877)
Net cash provided by investing activities	461,073	68,866

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in restricted cash	(7,213,212)	(39,795)
Principal payments on short term bank loans	-	(2,781,410)
Proceeds from notes payable	7,653,042	2,036,285
Principal payments on notes payable	(439,830)	-
Net cash used in financing activities	-	(784,920)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	152,936	114,229

INCREASE IN CASH	18,499,350	13,074,138

CASH, beginning	104,366,117	48,195,798

CASH, ending	$122,865,467	$61,269,936

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for Interest	$390,861	$58,650
Cash paid for Income taxes	$1,289,849	$62,943

Non-cash investing and financing activities:
Common stock issued for interest payment	$667,500	$-
Common stock issued for convertible notes conversion	$500,000	$-
Derivative liability reclassified to equity upon conversion	$369,324	$-

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS GENESIS PHARMACEUTICAL ENTERPRISES, INC.)
RECONCILIATION OF NON-GAAP NET INCOME

	For Three Months Ended
	September 30	September 30,
	2009	2008

Net Income	$1,972,054	$3,133,484
Change in fair value of derivative liabilities	4,821,093	-
Amortization of debt discount and debt issuance costs related to convertible debetures	2,268,653	832,627

Adjusted Net Income*	9,061,800	3,966,111

Basic Weighted Average Number of Shares	10,502,527	9,769,329

Diluted Weighted Average Number of Shares**	15,178,035	14,236,671

Adjusted Earnings Per Weighted Average Number of Shares	$0.86	$0.41

Adjusted Diluted Earnings Per Weighted Average Number of Shares	$0.60	$0.28

*	Excluding non-cash charges related to the Company's convertible debts during the periods
**	Including outstanding options and warrants using treasury method of calculation plus the number of shares if converted from the convertible debts

###

For further information, please contact:

    Jiangbo Pharmaceuticals, Inc.
     Ms. Elsa Sung, CFO
     Phone:               +1-954-727-8435         +1-954-727-8435
     Email: elsasung@jiangbo.com
     Web:   http:// www.jiangbopharma.com

    CCG Investor Relations
     Mr. Crocker Coulson, President
     Phone:               +1-646-213-1915         +1-646-213-1915
     Email: crocker.coulson@ccgir.com
     Web:   http://www.ccgirasia.com